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                                                                 EXHIBIT 23(B)


                       CONSENT OF MCGLADREY & PULLEN, LLP
               AS TO THE FINANCIAL STATEMENTS OF GN BANCORP, INC


                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors
GN Bancorp, Inc.
Chicago, Illinois

We hereby consent to the use in this Proxy Statement/Prospectus Registration Statement of our report, dated February 17, 1995, relating to the consolidated financial statements of GN Bancorp, Inc. and subsidiaries, and to the reference to our Firm under the caption "Experts" in this Proxy Statement/Prospectus.

/s/  MCGLADREY & PULLEN, LLP
Schaumburg, Illinois
June 23, 1995